EXHIBIT 99.1

ADDITIONAL DISCLOSURE

The following additional disclosure supplements disclosure contained in the joint proxy statement/prospectus that was filed on June 27, 2012 by GeoResources, Inc. (“GeoResources”) with the Securities and Exchange Commission (“SEC”) and was mailed on or about June 28, 2012 to stockholders of GeoResources in connection with the Agreement and Plan of Merger, dated as of April 24, 2012 (the “merger agreement”), by and among GeoResources, Halcón Resources Corporation (“Halcón”), Leopard Sub I, Inc., a wholly-owned subsidiary of Halcón (“Merger Sub”), and Leopard Sub II, LLC, a wholly-owned subsidiary of Halcón (“Second Merger Sub”). The additional disclosure is incorporated by reference into, and should be read in conjunction with, the joint proxy statement/prospectus, which should be read in its entirety. Unless otherwise defined below, terms used below shall have the meanings set forth in the joint proxy statement/prospectus.

LITIGATION RELATED TO THE MERGER

As previously disclosed in the joint proxy statement/prospectus under the heading “—Litigation Related to the Merger,” several substantially similar stockholder lawsuits styled as class actions were filed by alleged GeoResources stockholders challenging the merger and naming as defendants GeoResources, its board of directors and, in certain instances, Halcón, Merger Sub and Second Merger Sub as aiders and abettors, and HALRES LLC (“HALRES”) in one lawsuit. To date, such stockholder actions have been filed in Harris County, Texas (the “Harris County Actions”); the District Court for the City and County of Denver (the “Denver County Action”); and the U.S. District Court for the District of Colorado (the “Federal Action”). On May 25, 2012, the Harris County Actions were consolidated under the style Coyne v. Lodzinski et al., Consolidated Cause No. 2012-24423, in the 215th Judicial District Court of Harris County, Texas.

Each lawsuit has been brought by a purported stockholder of GeoResources and alleges, among other things, that the members of the GeoResources board of directors, aided and abetted by GeoResources, Halcón, Merger Sub and Second Merger Sub, and in one lawsuit, HALRES, breached its fiduciary duties to the GeoResources stockholders by entering into the merger agreement for merger consideration the plaintiff claims is inadequate and pursuant to a process the plaintiff claims to be flawed. The Federal Action alleges that GeoResources and the board of directors of GeoResources violated Section 14(a) of the Exchange Act of 1934, as amended (the “Exchange Act”) and Rule 14a-9 of the Exchange Act by omitting material facts in the registration statement on Form S-4 filed by Halcón on May 18, 2012. Further, the Federal Action alleges that the GeoResources board of directors violated Section 20(a) of the Exchange Act. The lawsuits seek, among other things, to enjoin the defendants from consummating the merger on the agreed-upon terms or to rescind the merger to the extent already implemented, as well as damages, expenses, and attorneys’ fees. Halcón, GeoResources and all of the other defendants believe these suits are without merit and intend to vigorously defend against such claims.

On July 16, 2012, the defendants reached a settlement agreement with the plaintiff in the Federal Action, subject to court approval, to settle the class action lawsuit pending in the U.S. District Court for the District of Colorado. No agreement has been reached with plaintiffs in the other cases. In connection with the settlement agreement, certain additional disclosures are being made to GeoResources’ stockholders, which are contained in this supplement to the joint proxy statement/prospectus. The settlement agreement contains customary provisions and the parties further agree that approval of the settlement must, and will, be sought from the court following notice to the stockholders of GeoResources and consummation of the merger. In connection with the approval of the settlement, a hearing will be scheduled at which the court will consider the fairness, reasonableness and adequacy of the settlement which, if finally approved by the court, will resolve all of the claims that were or could have been brought in the action being settled, including all claims relating to the merger, the merger agreement and any disclosures made in connection therewith. If approved by the court, the proposed preliminary approval order in the Federal Action would enjoin GeoResources stockholders from pursuing other litigation over these claims, including but not limited to the Denver County Action and the Harris County Actions. The proposed final judgment in the Federal Action, if approved by the court, would likewise permanently enjoin GeoResources stockholders from pursuing these claims in any forum, including the Denver County Action and the Harris County Actions. The settlement agreement provides individual stockholders with the right to object to the settlement and appear in person or by his, her or its attorney at the settlement hearing and provide evidence or argument that may be proper and relevant provided that such individual stockholder follows the procedures set forth in the notice that will be delivered to members of the settlement class. In addition, in connection with the settlement, the parties contemplate that plaintiff’s counsel in the Federal Action will petition the court for an award of attorneys’ fees and expenses to be paid by the defendants in an amount not to exceed $450,000. We cannot be certain that the court will approve the settlement. If the court does not approve the settlement, the proposed settlement as contemplated by the settlement agreement may be modified or terminated.

The settlement will not affect the merger consideration to be paid to stockholders of GeoResources in connection with the merger or the timing of the special meeting of stockholders of GeoResources scheduled for July 31, 2012 at GeoResources’ headquarters located at 110 Cypress Station Drive, Suite 220, Houston, Texas 77090 at 10:00 a.m., local time, to consider and to vote upon a proposal to adopt the merger agreement, among other things.

SUPPLEMENTAL DISCLOSURES TO THE JOINT PROXY STATEMENT/PROSPECTUS

GeoResources is making the following supplemental disclosures to the joint proxy statement/prospectus. These disclosures should be read in connection with the joint proxy statement/prospectus, which should be read in its entirety. Defined terms used but not defined herein have the meanings set forth in the joint proxy statement/prospectus. Page numbers referenced herein correspond to page numbers in the joint proxy statement/prospectus mailed to stockholders of GeoResources. New text is bolded and underlined and deleted text is stricken through. All page numbers refer to the pages of the joint proxy statement/prospectus. Without admitting in any way that the disclosures below are material or otherwise required by law, GeoResources makes the following supplemental disclosures:

The following shall be substituted for the fifth sentence of the paragraph beginning, “More recently, since April 2011…” on page 52:

These and earlier discussions resulted in GeoResources signing ~~numerous~~ seven confidentiality agreements with parties that had expressed interest in discussing a possible transaction with GeoResources.

The following shall be substituted for the sixth sentence of the paragraph beginning, “More recently, since April 2011…” on page 52:

The potential transaction with Company A did not occur because the strategic goals of both companies could not be reconciled. As to Company B, the potential transaction did not proceed because of differing views regarding valuation and the proposed board and management composition of the combined entity. Discussions with both Company A and Company B ~~did not evolve into definitive agreements but did~~ however involve significant diligence reviews of GeoResources’ assets and prospects and the active overview and involvement of the full board, as well as advanced negotiations concerning the valuation of GeoResources.

The following shall be added as the last two sentences of the paragraph beginning, “On December 22, 2011, Mr. Lodzinski contacted…” on page 53:

Neither Mr. Mitchell nor Mitchell Energy Advisers, LLC is affiliated with GeoResources or its affiliates. Neither Halcón nor any of its affiliates are affiliated with GeoResources or its affiliates.

The following shall be added before the first sentence of the paragraph beginning, “On April 3, 2012, after several discussions beginning on February 22, 2012…” on page 57:

In connection with the selection of a financial advisor, management and the board of GeoResources considered several investment banks to advise GeoResources and the board regarding a potential transaction with Halcón. GeoResources management had worked with and maintained relationships with several investment banks, over many years and therefore had good knowledge regarding the experience and capabilities of potential financial advisors. As part of the decision making process, management gathered information about potential investment banks including their experience in advising on comparable transactions, potential conflicts of interest, potential fee levels, their familiarity with GeoResources, and the general capabilities of each investment bank. Although engagements with other investment banks besides Wells Fargo Securities were discussed among the GeoResources board members; management, based on its review, recommended to the board that Wells Fargo Securities be retained due to its significant familiarity with GeoResources in particular, as well as its expertise and reputation. The GeoResources board agreed with management’s recommendation, and it then determined to engage Wells Fargo Securities as the financial advisor for GeoResources in a potential transaction.

The following shall be added after the first sentence of the paragraph beginning, “Also, on April 11, 2012, Halcón notified GeoResources…” on page 58:

GeoResources had been advised that Mr. Wilson had been seeking a waiver of this covenant from the acquirer of his former employer, to the extent the non-compete provision applied to portions of GeoResources’ Eagle Ford properties. However, he was not able to obtain the waiver.

The following shall be added after the last sentence of the paragraph beginning, “Also, on April 11, 2012, Halcón notified GeoResources…” on page 58:

An implied valuation of the Eagle Ford properties in this context was considered by both GeoResources management supported in part by work performed by Wells Fargo Securities with reference to comparable prices paid for oil and gas properties in the area considering GeoResources’ drilling results on its Eagle Ford properties. This led to management’s conclusion that the implied value of the Eagle Ford properties when considered as part of the total merger consideration was more than the probable sales value of the properties on a separate, stand-alone basis. In addition, the Eagle Ford acreage would constitute less than 10% of the combined entity’s assets, so management believed that exposure to other potentially significant upside resource plays would be available to GeoResources stockholders going forward despite a possible sale of the Eagle Ford properties.

The following shall be added after the last sentence of the paragraph beginning, “On April 12, 2012, as one of their continued actions to ensure…” on page 59:

Baker Botts, LLP had been initially contacted by an independent director to potentially advise certain independent directors with respect to the voting agreements relating to GeoResources common stock. Ultimately Baker Botts, LLP was not engaged to advise with respect to the voting agreements but it did advise the independent directors generally regarding their fiduciary duties and with respect to the key terms of the merger agreement including its non-solicitation, fiduciary out, termination and expense reimbursement provisions. Baker Botts, LLP was not engaged to advise the independent board members regarding the possible sale of the Eagle Ford properties of GeoResources.

The following shall be substituted for the third bullet on page 65:

Because the exchange ratio of 1.932 is fixed and will not be adjusted as a result of changes in the market price of Halcón common stock, the value of the merger consideration to be received by stockholders of GeoResources will fluctuate with the market price of Halcón common stock. The market price of Halcón common stock will likely be different, and may be higher or lower, than the market price of shares of Halcón common stock as of the date of the merger agreement, the date of joint proxy statement/prospectus, the effective date of the merger, or the date the former GeoResources stockholders receive their shares of Halcón common stock. There is no limit in the merger agreement relating to decreases or increases in the price of Halcón common stock between such dates, and the exchange ratio of 1.932 will remain the same regardless of any upward or downward fluctuation in the market price of Halcón common stock.

The following shall be substituted for the fourth bullet on page 65:

that the merger agreement generally prohibits GeoResources, its management employees, directors and advisors from taking any action to seek or solicit an alternative transaction or takeover proposal and from recommending, participating in discussions regarding or furnishing information with respect to an alternative takeover proposal, except in each case in limited circumstances, which permit the members of the GeoResources board to comply with their fiduciary duties. In the belief of management of GeoResources, these types of provisions are industry standard and would not preclude any serious alternative acquirer from making a superior acquisition proposal. In addition, while some companies use a formal auction process to solicit potential acquirers, it is the view of GeoResources management and its board that auctions tend to attract financially questionable buyers, that companies with the ability to pay premium prices in corporate acquisitions generally avoid auctions, and that failed auctions tend to adversely impact the share prices of companies who conduct auctions, inhibit their ability to issue equity at a reasonable cost in the near term and make it significantly more difficult to later enter into a negotiated sales transaction. After careful consideration of these issues, the GeoResources board determined that pursuing a negotiated transaction was the best means of achieving the maximum possible merger consideration for GeoResources stockholders;

The following shall be added immediately after the paragraph under, “—Recommendation of GeoResources Board of Directors” on page 66:

Recent Events – Pending Acquisition by Halcón of East Texas Assets

As described above under “The Companies – Halcón Resources Corporation – Recent Developments”, Halcón is in the process of acquiring producing and non-producing oil and gas properties in east Texas referred to as the East Texas Assets. Management of GeoResources has evaluated the production, acreage and prospectivity of the East Texas Assets and believes the acquisition is consistent with the previously articulated strategy of Halcón in an area that had been reviewed technically by GeoResources management. GeoResources management believes the purchase price to be paid by Halcón for the East Texas Assets is reasonable, given the estimates of proved reserves, current production and undeveloped acreage being acquired. GeoResources management also concluded that the acquisition is a positive transaction for Halcón and its stockholders from a strategic and financial perspective and therefore will be positive for GeoResources stockholders who will become stockholders of Halcón. Based upon these analyses, management of GeoResources believes that the acquisition of the East Texas Assets is a positive development and therefore did not deem it desirable or necessary to request an updated fairness opinion of Wells Fargo Securities.

The following shall be added after the first sentence of the paragraph beginning, “Barclays reviewed and compared the purchase prices…” on page 73:

The selected transactions included recent corporate and asset acquisitions in the geographic areas that Halcón and GeoResources operate.

The following sentence and tables shall be added after the last sentence of the paragraph beginning, “Barclays reviewed and compared the purchase prices…” on page 73:

The following table summarizes the transactions Barclays employed to perform its comparable transaction analysis for GeoResources.

Bakken Transactions

Acquirer	Seller	Date (Month / Year)	Transaction Value ($MM)	Net Acreage
Magnum Hunter Resources, Corp.	Baytex Energy Corp.	April 2012	$311	50,414
Continential Resources, Inc.	Wheatland Oil Company	March 2012	$340	37,900

Continential Resources, Inc.	Sellers	February 2012	$276	23,161
Kodiak Oil & Gas Corp.	Undisclosed	November 2011	$590	50,000
Statoil ASA	Brigham Exploration Company	October 2011	$4,822	375,800
Kodiak Oil & Gas Corp.	Undisclosed	September 2011	$235	13,400
Crescent Point Energy Corp.	Undisclosed	August 2011	$168	49,920
Linn Energy LLC	Undisclosed	April 2011	$163	NA
Linn Energy LLC	Concho Resources, Inc.	February 2011	$196	NA
Occidental Petroleum Corporation	Anschutz Exploration Corporation	December 2010	$1,400	180,000
Hess Corporation	TRZ Energy LLC	November 2010	$1,075	167,000
Williams Companies, Inc.	Undisclosed	November 2010	$925	85,800
Kodiak Oil & Gas Corp.	Peak Grasslands LLC	October 2010	$109	14,494
Enerplus Corporation	Peak Energy Resources LLC	September 2010	$456	46,500
Hess Corporation	American Oil & Gas, Inc.	July 2010	$379	85,000
Enerplus Corporation	Undisclosed	June 2010	$108	14,000
3 Forks Energy Partners LLC	SM Energy Company	January 2010	$137	NA

Gulf Coast Transactions

Acquirer	Seller	Date (Month / Year)	Transaction Value ($MM)
Undisclosed	Plains Exploration & Production Co.	November 2011	$185
GeoMet, Inc.	Undisclosed Private Company	October 2011	$90
NFR Energy LLC	SandRidge Energy, Inc.	September 2011	$231
EnergyQuest II LLC	Swift Energy Company	August 2011	$54
Linc Energy Limited	ERG Resources LLC	June 2011	$236
Legend Natural Gas LP	Smith Production Inc.	March 2011	$99
Gulf Coast Energy Resources LLC	Cypress E&P Corp.	January 2011	$95
Korea National Oil Corporation; STX Energy Co. Ltd.	Renaissance Petroleum	December 2010	$55
Undisclosed	Goodrich Petroleum Corporation	November 2010	$65
Undisclosed Private Company	Denbury Resources, Inc.	October 2010	$218
Petro Harvester Oil & Gas LLC; TPG Capital LP	Comstock Resources Incorporated	October 2010	$75
Eagle Energy Trust	OAG Holdings LLC	August 2010	$119
EV Energy Partners LP	Petrohawk Energy Corporation	August 2010	$120
Wapiti Energy LLC	Delta Petroleum Corporation	July 2010	$130
Linn Energy LLC	Undisclosed	July 2010	$95
WildHorse Resources LLC	Clayton Williams Energy Incorporated	June 2010	$77
Undisclosed	Venoco Inc.	April 2010	$100
WildHorse Resources LLC	Petrohawk Energy Corporation	March 2010	$320
Undisclosed	Chesapeake Energy Corporation	February 2010	$180

Eagle Ford Transactions

Acquirer	Seller	Date (Month / Year)	Transaction Value ($MM)	Net Acreage
Mitsui & Co. Ltd.	SM Energy Company	June 2011	$753	38,750
Statoil ASA & Talisman Energy Inc.	SM Energy Company	June 2011	$227	15,400
Marathon Oil Company	HilCorp Energy Company	June 2011	$3,500	141,000
Korea National Oil Corporation	Anadarko Petroleum Corporation	March 2011	$1,550	96,000
Undisclosed	Escondido Resources LLC	December 2010	$115	11,050
Aurora Oil & Gas Limited	Undisclosed	December 2010	$120	5,100
Chesapeake Energy Corporation	Antares Energy Ltd.	November 2010	$200	23,180
Statoil ASA & Talisman Energy Inc.	Enduring Resources LLC	October 2010	$1,255	97,000
CNOOC Ltd.	Chesapeake Energy Corporation	October 2010	$2,160	200,000
Plains Exploration & Production Company	Dan A. Hughes Company	October 2010	$578	60,000
Reliance Industries	Pioneer Natural Resources Company	June 2010	$1,315	118,208
KKR & Co.	HilCorp Energy Company	June 2010	$400	60,000
Talisman Energy Inc.	Common Resources LLC	May 2010	$360	37,000
Royal Dutch Shell Plc	Undisclosed	March 2010	$2,500	250,000
BP Plc.	Lewis Energy Group	March 2010	$175	40,000
Petrohawk Energy Corporation	Various Sellers	March 2010	$159	53,000

The following shall be substituted for the third sentence of the paragraph beginning, “The reasons for and the circumstances surrounding …” on page 73:

Barclays therefore made qualitative judgments concerning differences between the characteristics, such as but not limited to acreage location, current production, proved reserves and level of development, of the selected precedent transactions and the transactions which would affect the acquisition values of the selected target companies and assets and GeoResources’ assets.

The following sentence and table shall be added after the last sentence of the paragraph beginning, “The reasons for and the circumstances surrounding…” on page 73:

The following table summarizes the transactions Barclays employed to perform its comparable transaction analysis for Halcón.

Utica Shale Transactions

Acquirer	Seller	Date (Month / Year)	Transaction Value ($MM)
Magnum Hunter Resources, Corp.	Undisclosed	February 2012	$25
Antero Resources LLC	Utica Landowner Group	February 2012	$112
Chesapeake Energy Corporation	EnerVest, Ltd.	November 2011	$2,330
PDC Energy Corporation	Undisclosed	September 2011	$50
Carrizo Oil & Gas, Inc. /Avista Capital Partners	Undisclosed	September 2011	$23
Hess Corporation	EnCap Investments LP /Marquette Exploration LLC	September 2011	$750
Hess Corporation	CONSOL Energy Inc.	September 2011	$593
Rex Energy Corporation	Undisclosed	August 2011	$40
Chesapeake Energy Corporation	EnerVest, Ltd./Undisclosed	July 2011	$1,750
Gulfport Energy Corporation	Undisclosed	March 2011	$32

Mississippi Lime Transactions

Acquirer	Seller	Date (Month / Year)	Transaction Value ($MM)
Repsol YPF SA	SandRidge Energy, Inc.	December 2011	$1,000
Blugrass Energy, Inc.	Undisclosed	December 2011	$10
Royal Dutch Shell Plc	Woolsey Petroleum Corporation	September 2011	Undisclosed
Atinum Partners	SandRidge Energy, Inc.	August 2011	$500
PetroQuest Energy, Inc.	Undisclosed	August 2011	$24
Doxa Energy, Ltd.	Dynamic Production, Inc.	July 2011	$2

The following shall be substituted for the third sentence of the fourth paragraph on page 73:

Barclays therefore made qualitative judgments concerning differences between the characteristics, such as but not limited to acreage location, current production, proved reserves and level of development, of the selected precedent transactions and the transactions which would affect the acquisition values of the selected target companies and assets and Halcón’s assets.

The following sentence and table shall be added after the last sentence of the paragraph beginning, “Barclays reviewed certain publicly available information related to selected corporate transactions…” on page 74:

The following table summarizes the domestic corporate energy transactions Barclays employed to perform its premiums analysis.

Acquirer	Seller	Date (Month / Year)	Transaction Value ($MM)
Statoil ASA	Brigham Exploration Company	October 2011	$4,822
Chevron Corporation	Atlas Energy. Inc.	November 2010	$4,308
Apache Corp.	Mariner Energy, Inc.	April 2010	$4,458

SandRidge Energy, Inc.	Arena Resources, Inc.	April 2010	$1,528
Denbury Resources, Inc.	Encore Acquisition Company	November 2009	$4,465
Apollo Global Management	Parallel Petroleum Corporation	September 2009	$500
Stone Energy Corporation	Bois d’Arc Energy, Inc.	April 2008	$1,814
Plains Exploration & Production Company	Pogo Energy, Inc.	July 2007	$3,749
Forest Oil Corporation	Houston Exploration Company	January 2007	$1,656
Petrohawk Energy Corporation	KCS Energy, Inc.	April 2006	$1,967
Cal Dive International, Inc.	Remington Oil & Gas Corporation	January 2006	$1,359
Occidental Petroleum Corporation	Vintage Petroleum, Inc.	October 2005	$4,119
Norsk Hydro ASA	Spinnaker Exploration Company	September 2005	$2,592
Petrohawk Energy Corporation	Mission Resources Corporation	April 2005	$555
Cimarex Energy Company	Magnum Hunter Resources, Corp.	January 2005	$2,211
Noble Energy, Inc.	Patina Oil & Gas Corporation	December 2004	$3,610
Pioneer Natural Resources Company	Evergreen Resources, Inc.	May 2004	$2,175
EnCana Corporation	Tom Brown, Inc.	April 2004	$2,744
Kerr-McGee Corp.	Westport Resources Corp.	April 2004	$3,664
Plains Exploration & Production Company	Nuevo Energy Co.	February 2004	$945
Devon Energy Corporation	Ocean Energy, Inc.	February 2003	$5,280
Unocal Corporation	Pure Resources, Inc.	August 2002	$618
Newfield Exploration Company	EEX Corp.	May 2002	$646
Magnum Hunter Resources, Corp.	Prize Energy Corp.	December 2001	$569
Dominion Resources, Inc.	Louis Dreyfus Natural Gas Corp.	September 2001	$2,359
Devon Energy Corporation	Mitchell Energy & Development Corp.	August 2001	$3,503
Amerada Hess Corp.	Triton Energy Ltd.	July 2001	$3,158
Westport Resources Corp.	Belco Oil & Gas Corp.	June 2001	$930
Kerr-McGee Corp.	HS Resources, Inc.	May 2001	$1,841
Williams Companies, Inc.	Barrett Resources Corp.	May 2001	$2,995

The following, including the insertion of the table, shall be substituted for the paragraph beginning, “Discounted Cash Flow Analysis. Wells Fargo Securities performed an illustrative…” on page 78:

GeoResources Financial Analyses

Discounted Cash Flow Analysis. Wells Fargo Securities performed an illustrative discounted cash flow analysis of GeoResources using the GeoResources Projections to determine an implied present value per share of GeoResources common stock. Using the GeoResources Projections and NYMEX strip pricing as of April 20, 2012, Wells Fargo Securities first calculated the projected after-tax unlevered free cash flows (calculated as cash EBITDA minus cash taxes minus capital expenditures) for GeoResources for the calendar years, which we refer to as CY, 2012 through 2027, as presented in the following table ($ in millions):

	2012E	2013E	2014E	2015E	2016E	2017E	2018E	2019E	2020E	2021E	2022E	2023E	2024E	2025E	2026E	2027E
Unlevered Free Cash Flow	($140.9)	$9.0	$49.1	$62.6	$76.7	$82.4	$79.4	$79.6	$61.9	$29.1	$14.1	$105.1	$94.8	$81.8	$74.8	$66.4

Wells Fargo Securities selected the terminal value EBITDA multiples used in this analysis based on the range of TEV (as defined below)/estimated CY 2012 EBITDA multiples derived from the comparable public companies analysis (4.8x-11.2x), the median of the TEV/estimated CY 2012 multiples derived from the comparable public companies analysis (5.9x) and its experience and professional judgment. Wells Fargo Securities discounted the terminal value and the cash flow streams to present values using discount rates ranging from 10%-12% ~~to arrive at a range of illustrative enterprise values for GeoResources~~. Wells Fargo Securities derived the range of discount rates used in this analysis ~~based on its experience and professional judgment taking into account GeoResources’~~ first by performing a weighted average cost of capital, ~~which Wells Fargo Securities calculated using standard corporate finance methodologies,~~ “WACC,” analysis for GeoResources based on certain financial metrics for GeoResources and the comparable public companies, including betas for the comparable public companies and the assumed cost of debt for GeoResources and then selected the applied discount rates ranging from 10% to 12% using its professional judgment as to an illustrative range based on this WACC analysis. Wells Fargo Securities then adjusted the range of illustrative enterprise values of GeoResources to account for GeoResources’ pro forma net cash and debt outstanding as of December 31, 2011 to arrive at a range of implied equity values for GeoResources of $476 million to $596 million. Wells Fargo Securities then divided this range of implied equity values by 27.4 million (the total number of fully diluted shares of GeoResources common stock outstanding as provided by GeoResources’ management) to arrive at a range of illustrative value indications per share for GeoResources common stock of $17.34 to $21.73.

The following shall be substituted for the last two sentences of the paragraph beginning, “Sum-of-the-Parts Analysis. Wells Fargo Securities also performed…” on page 79:

This analysis of the implied value of GeoResources’ proved reserves was performed under three scenarios, applying various risk levels to the three categories of proved reserves, ~~which~~ ranging from 90%-100% for proved developed producing reserves, from 80%-90% for proved developed non-producing reserves and from 60%-80% for proved undeveloped reserves. This analysis yielded implied enterprise values for GeoResources’ proved reserves ranging from $509.9 million to $584.3 million

The following shall be substituted for the second sentence of the paragraph beginning, “In calculating a sum of the parts analysis…” on page 79:

In conducting this analysis, Wells Fargo Securities utilized different value per acre metrics for each of GeoResources’ different project areas based on input from GeoResources’ management, including with respect to the application of various risk levels, and Wells Fargo Securities’ professional judgment, in addition to a review of precedent acreage transactions that have occurred in proximity to each of GeoResources’ project areas.

The following shall be substituted for the paragraph beginning, “Wells Fargo Securities then added the range of implied…” on page 79:

Wells Fargo Securities then added the range of implied enterprise values associated with GeoResources’ proved reserves to the range of implied enterprise values associated with GeoResources’ undeveloped acreage ~~and adjusted these~~. This yielded a combined enterprise value ~~amounts~~ ranging from $778.1 million to $994.0 million. The combined enterprise value was adjusted to account for ~~net~~ total debt outstanding ~~(~~of $40.4 million (pro forma for the Austin Chalk acquisition), cash of $67.2 million, hedges outstanding of $8.1 million and less capitalized future general and administrative expenses ~~)~~of $106.6 million (based on estimates provided by GeoResources’ management)~~, and hedges outstanding~~ to arrive at ~~a range of total~~ an implied ~~equity~~ range of net asset values for GeoResources of $706.4 million to $922.4 million. This range of equity values was then divided by 27.4 million (the total number of fully diluted shares of GeoResources common stock outstanding as provided by GeoResources’ management) and resulted in a range of illustrative equity value indications per share of GeoResources common stock of $25.74 to $33.61.

The following shall be added as the last sentence of the paragraph beginning, “Comparable Public Companies Analysis. Wells Fargo Securities reviewed and compared certain…” on page 79:

In evaluating the comparable public companies, Wells Fargo Securities made judgments and assumptions concerning industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of GeoResources, such as the impact of competition on the business of GeoResources and the industry generally, industry growth and the absence of any adverse material change in the financial condition and prospects of GeoResources or the industry or the financial markets in general. Wells Fargo Securities also made judgments as to the relative comparability of the various valuation parameters with respect to the companies. The numerical results may not in themselves be meaningful in analyzing the transaction as compared to the comparable public companies.

The following sentence and table shall be added after the third bullet in the paragraph beginning, “Wells Fargo Securities calculated and compared the financial multiples…” on page 80:

The following table reflects the TEV/2012E EBITDA, TEV/2013E EBITDA, TEV/2012E Production, TEV/2013E Production and TEV/Proved Reserves multiples for each of the selected companies based on information obtained from public filings, equity research, the Halcón Projections and common stock closing prices on April 20, 2012 for the selected companies:

	TEV/2012E EBITDA	TEV/2013E EBITDA	TEV/2012E Production ($ per BOE/d)	TEV/2013E Production ($ per BOE/d)	TEV/Proved Reserves ($ per BOE)
Abraxas Petroleum Corporation	8.7x	5.6x	$97,012	$79,819	$13.13
Approach Resources Inc.	11.2x	7.4x	$151,099	$115,926	$15.71
Berry Petroleum Company	5.0x	4.3x	$100,125	$88,499	$13.79
Bonanza Creek Energy, Inc.	4.8x	2.7x	$85,460	$55,749	$18.41
Clayton Williams Energy, Inc.	5.1x	4.5x	$90,204	$79,059	$22.28
Halcón Resources Corporation	NM	4.2x	NM	$60,345	NM
Laredo Petroleum Holdings, Inc.	8.5x	6.0x	$139,332	$111,650	$25.83
Resolute Energy Corporation	6.4x	5.6x	$88,836	$78,142	$11.99
Rosetta Resources Inc.	5.4x	3.8x	$70,379	$51,528	$16.16

The following shall be substituted for the paragraph beginning, “Conventional Asset Transactions. Wells Fargo Securities analyzed certain publicly…” on page 81:

Conventional Asset Transactions. Wells Fargo Securities analyzed certain publicly available information relating to the following selected transactions involving ~~companies with~~ conventional oil and gas assets ~~and operations~~, with oil/liquids representing twenty-five percent to seventy-five percent of the proved reserves associated with such assets, and with reserve to production ratios of 10.0x to 20.0x, announced since January 2010. Wells Fargo Securities selected these transactions because they involved ~~companies with~~ conventional oil and gas assets ~~and operations~~ that are reasonably similar to those of GeoResources.

The following disclosure supplements the table titled, “Selected Conventional Asset Transactions” on page 81. The third, fourth and fifth columns on the table in the following disclosure should be read as additional columns inserted on the table titled, “Selected Conventional Asset Transactions” on page 81.

Selected Conventional Asset Transactions

Buyer	Seller	Date of Announcement	Transaction Value ($ in millions)	Production Value (in $ per BOE/d)	Proved Reserves Value (in $ per BOE)
LINN Energy, LLC	BP America Production Company	February 2012	$1,200.0	$65,455	$9.86
QR Energy, LP	Quantum Resources Fund	September 2011	577.0	72,125	15.55
LINN Energy, LLC	Panther Energy Company, LLC/ Red Willow Mid-Continent, LLC	May 2011	220.0	81,481	22.00
Legacy Reserves LP	Concho Resources Inc.	November 2010	105.0	73,996	18.10
LINN Energy, LLC	Undisclosed	September 2010	352.2	106,727	11.74
Undisclosed	Venoco, Inc.	April 2010	100.0	60,679	12.82
Quantum Resources Management LLC	Denbury Resources Inc.	April 2010	894.5	68,808	16.56
LINN Energy, LLC	Henry Savings LP/ Henry Savings Management LLC	March 2010	307.9	109,929	17.10
Undisclosed	Petrohawk Energy Corporation	March 2010	155.0	75,715	10.74

For purposes of this analysis, the transaction values, production values and proved reserve values were based on information publicly available at the time of the announcement of the selected transaction.

The following shall be substituted for the paragraph beginning, “Using its professional judgment and experience…” on page 81:

~~Using its~~ Based on this review and their professional judgment and experience, Wells Fargo Securities selected (i) a reference range of $65,000 to $90,000 per Boe/d for production value derived from the selected conventional asset transactions and (ii) a reference range of $14.00 to $18.00 per Boe for proved reserves value derived from the selected conventional asset transactions.

The following shall be substituted for the paragraph beginning, “Selected Eagle Ford and Bakken Transactions. Wells Fargo Securities then analyzed…” on page 82:

Selected Eagle Ford and Bakken Transactions. Wells Fargo Securities then analyzed certain information relating to the following selected transactions involving ~~companies with~~ assets ~~and/or operations~~ in the Eagle Ford and/or Bakken shale formations, announced since March 2010. Wells Fargo Securities selected these transactions because they involved ~~companies with~~ assets ~~and/or operations~~ in the Eagle Ford and/or Bakken shale formations that are reasonably similar to those of GeoResources.

The following disclosure supplements the table titled, “Selected Eagle Ford Transactions” on page 82. The fourth and fifth columns on the table in the following disclosure should be read as additional columns inserted on the table titled, “Selected Eagle Ford Transactions” on page 82.

Selected Eagle Ford Transactions

Buyer	Seller	Date of Announcement	Total Price ($ in millions)	Net Acreage
Undisclosed	Whiting Petroleum Corporation	September 2011	$66.4	3,532
GAIL (INDIA) LIMITED	Carrizo Oil & Gas, Inc.	September 2011	95.0	4,040
Toreador Resources Corporation	ZaZa Energy, LLC	August 2011	272.5	92,300
Undisclosed	Forest Oil Corporation	June 2011	110.0	10,000
Mitsui & Co., Ltd.	SM Energy Company	June 2011	735.0	39,000
Statoil Texas Onshore Properties LLC/ Talisman Energy USA Inc.	SM Energy Company	June 2011	227.4	15,400
Carrizo Oil & Gas, Inc.	Undisclosed	June 2011	71.5	13,000
Marathon Oil Corporation	Hilcorp Resources Holdings, LP	June 2011	3,500.0	141,000
Korea National Oil Corporation	Anadarko Petroleum Corporation	March 2011	1,550.0	96,000
Undisclosed	Escondido Resources II, LLC	March 2011	115.3	11,050
Chesapeake Energy Corporation	Antares Energy Ltd.	November 2010	200.0	23,180
CNOOC Limited	Chesapeake Energy Corporation	October 2010	2,200.0	199,800
Plains Exploration & Production Company	Undisclosed	October 2010	578.0	60,000
Reliance Industries Limited	Pioneer Natural Resources Company	June 2010	1,099.0	95,300
Kohlberg Kravis Roberts & Co. L.P.	Hilcorp Energy Company	June 2010	400.0	40,000
Goodrich Petroleum Corporation	BlackBrush Oil & Gas, L.P.	April 2010	59.0	35,000
Talisman Energy Inc.	Common Resources II, L.L.C.	March 2010	360.0	37,000
BP Plc	Lewis Energy Group	March 2010	160.0	40,000

For purposes of this analysis, the transaction values and net acreage amounts were based on information publicly available at the time of the announcement of the selected transaction.

The following disclosure supplements the table titled, “Selected Bakken Shale Transactions” on page 83. The fourth and fifth columns on the table in the following disclosure should be read as additional columns inserted on the table titled, “Selected Bakken Shale Transactions” on page 83.

Selected Bakken Shale Transactions

Buyer	Seller	Date of Announcement	Total Price ($ in millions)	Net Acreage
Continental Resources, Inc.	Wheatland Oil Inc.	March 2012	340.0	37,900
Continental Resources, Inc.	Undisclosed	February 2012	276.0	23,161
Kodiak Oil & Gas Corp.	Mercuria Bakken, LLC	November 2011	590.0	50,000
Statoil ASA	Brigham Exploration Company	October 2011	4,400.0	375,800
Kodiak Oil & Gas Corp.	Undisclosed	September 2011	235.0	13,400

Crescent Point Energy Corp.	Undisclosed	August 2011	167.6	49,920
Kodiak Oil & Gas Corp.	Undisclosed	May 2011	89.9	25,000
LINN Energy, LLC	Concho Resources Inc.	February 2011	61.0	11,180
Magnum Hunter Resources Corporation	NuLoch Resources, Inc.	January 2011	342.0	71,600
Occidental Petroleum Corporation	Anschutz Exploration Corporation	December 2010	1,400.0	180,000
Hess Corporation	TRZ Energy, LLC	November 2010	1,050.0	167,000
The Williams Companies, Inc.	Undisclosed	November 2010	925.0	85,800
Enerplus Resources Fund	Peak Energy Resources, LLC	September 2010	456.0	46,500
Hess Corporation	American Oil & Gas, Inc.	July 2010	378.6	85,000
Enerplus Resources Fund	Undisclosed	June 2010	108.0	14,000

For purposes of this analysis, the transaction values and net acreage amounts were based on information publicly available at the time of the announcement of the selected transaction.

The following shall be substituted for the first sentence of the paragraph beginning, “In performing the selected transaction analysis…” on page 83:

In performing the selected transaction analysis with respect to GeoResources’ Eagle Ford and Bakken assets ~~and operations~~, Wells Fargo Securities applied various risk levels supplied by the management of GeoResources and discussed more fully under the sum of the parts analysis.

The following shall be substituted for the first sentence of the paragraph beginning, “Based on this review of selected conventional asset transactions …” on page 83:

Based on this review of selected conventional asset transactions, the Eagle Ford and Bakken assets ~~and operations~~ and its professional judgment and experience, Wells Fargo Securities then derived an implied enterprise value range for GeoResources using (i) a range of $65,000 to $90,000 per Boe/d with respect to production value for GeoResources’ estimated pro forma production for the quarter ended December 31, 2011 (pro forma to include production associated with assets acquired by GeoResources in February 2012 in the Austin Chalk trend of Texas) of 7,030 Boe/d and (ii) a range of $3,726 to $5,691 per acre with respect to net undeveloped acreage for GeoResources’ 72,000 net undeveloped acres.

The following shall be substituted for the first sentence of the paragraph beginning, “In addition, based on this review and its professional judgment…” on page 83:

In addition, based on this review and its professional judgment and experience, Wells Fargo Securities then derived an implied enterprise value range for GeoResources using (i) a range of $14.00 to $18.00 per Boe with respect to proved reserves for GeoResources’ January 1, 2012 pro forma proved reserves (pro forma to include the proved reserves associated with assets acquired by GeoResources in February 2012 in the Austin Chalk trend of Texas, but excluding proved reserves associated with GeoResources’ interests in certain partnerships, and NYMEX strip pricing as of April 20, 2012) of 31.7 million barrels of oil equivalent, or MMboe, and (ii) a range of $3,726 to $5,691 per acre with respect to net undeveloped acreage for GeoResources’ 72,000 net undeveloped acres.

The following shall be substituted for the paragraph beginning, “Although none of the companies …” on page 84:

Although none of the companies, assets or operations involved in the selected transactions are directly comparable to GeoResources or its assets or operations in all respects, nor are any of the selected transactions directly comparable to the merger in all respects, Wells Fargo Securities chose the transactions in the selected transactions analysis because their profiles, for the purpose of analysis, may be considered similar to certain of GeoResources’ assets ~~and operations~~.

The following shall be substituted for the paragraph beginning, “Discounted Cash Flow Analysis. Wells Fargo Securities performed an illustrative…” on page 84:

Halcón Financial Analyses

Discounted Cash Flow Analysis. Wells Fargo Securities performed an illustrative discounted cash flow analysis of Halcón using the Halcón Projections to determine an implied present value per share of Halcón common stock. Using the Halcón Projections and NYMEX strip pricing as of April 20, 2012, Wells Fargo Securities first calculated the projected after-tax unlevered free cash flows (calculated as cash EBITDA minus cash taxes minus capital expenditures) for Halcón for CY 2012 through CY 2027, as presented in the following table ($ in millions):

	2012E	2013E	2014E	2015E	2016E	2017E	2018E	2019E	2020E	2021E	2022E	2023E	2024E	2025E	2026E	2027E
Unlevered Free Cash Flow	($706.5)	($881.9)	($998.5)	($1,009.3)	$439.3	$1,091.5	$1,630.0	$1,163.8	$974.1	$821.9	$706.3	$603.9	$509.5	$432.8	$379.4	$335.0

Next, Wells Fargo Securities calculated the net present value of the illustrative terminal value of Halcón in CY 2027 by applying a range of terminal value EBITDA multiples of 5.0x-7.0x to estimated Halcón EBITDA for CY 2027. Wells Fargo Securities selected the terminal value EBITDA multiples used in this analysis based on the range of TEV/estimated CY 2012 EBITDA multiples derived from the comparable public companies analysis (4.8x-11.2x), the median of the TEV/estimated CY 2012 multiples derived from the comparable public companies analysis (5.4x) and its experience and professional judgment. Wells Fargo Securities discounted the terminal value and the cash flow streams to present values using discount rates ranging from 10%-12% ~~to arrive at a range of illustrative enterprise values for Halcón~~. Wells Fargo Securities derived the range of discount rates used in this analysis ~~based on its experience and professional judgment taking into account Halcón’s~~ first by performing a weighted average cost of capital, ~~which Wells Fargo Securities calculated using standard corporate finance methodologies.~~ “WACC,” analysis for Halcón based on certain financial metrics for Halcón and the comparable public companies, including betas for the comparable public companies and the assumed cost of debt for Halcón and then selected the applied discount rates ranging from 10% to 12% using its professional judgment as to an illustrative range based on this WACC analysis. Wells Fargo Securities then adjusted the range of illustrative enterprise values of Halcón to account for Halcón’s pro forma net cash and debt outstanding as of December 31, 2011 to arrive at a range of implied equity values for Halcón~~. By dividing~~ of $1.413 billion to $2.233 billion. Wells Fargo Securities then divided this range of implied equity values by 241.6 million (the total number of fully diluted shares of Halcón common stock outstanding as provided by GeoResources’ management), to arrive at a range of illustrative equity value indications per share for Halcón common stock of $7.35 to $10.77.

The following shall be substituted for the third sentence of the paragraph beginning, “Sum-of-the-Parts Analysis. Wells Fargo Securities also performed…” on page 84:

In conducting this proved reserve valuation, Wells Fargo Securities conducted an analysis of the estimated pre-tax net present value of Halcón’s potential future cash flows expected to be generated from Halcón’s different categories of pro forma proved reserves as of January 1, 2012, including proved developed producing reserves, proved developed non-producing reserves and proved undeveloped reserves.

The following shall be substituted for the last two sentences of the paragraph beginning, “Sum-of-the-Parts Analysis. Wells Fargo Securities also performed…” on page 84:

This analysis of the implied value of Halcón’s proved reserves was performed under three scenarios, applying various risk levels to the three categories of proved reserves, ~~which~~ ranging from 90%-100% for proved developed producing reserves, from 80%-90% for proved developed non-producing reserves and from 60%-80% for proved undeveloped reserves. This analysis yielded implied enterprise values for Halcón’s proved reserves ranging from $317.3 million to $367.6 million.

The following shall be substituted for the second sentence of the paragraph beginning, “In calculating a sum of the parts analysis…” on page 84:

In conducting this analysis, Wells Fargo Securities utilized different value per acre ranges for each of Halcón’s different project areas based on input from GeoResources’ management, including with respect to the application of various risk levels, and Wells Fargo Securities’ professional judgment, in addition to a review of precedent acreage transactions that have occurred in proximity to each of Halcón’s project areas.

The following shall be added as the last two sentences of the paragraph beginning, “Comparable Public Companies Analysis. Wells Fargo Securities reviewed and compared certain…” on page 85:

In evaluating the comparable public companies, Wells Fargo Securities made judgments and assumptions concerning industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Halcón, such as the impact of competition on the business of Halcón and the industry generally, industry growth and the absence of any adverse material change in the financial condition and prospects of Halcón or the industry or the financial markets in general. Wells Fargo Securities also made judgments as to the relative comparability of the various valuation parameters with respect to the companies. The numerical results may not in themselves be meaningful in analyzing the transaction as compared to the comparable public companies.

The following shall be substituted for the second sentence of the paragraph beginning, “Wells Fargo Securities is the trade name for certain…” on page 86:

In that regard, Wells Fargo Securities or its affiliates in the past have provided and currently are providing financial services to GeoResources and its affiliates and to Halcón and its affiliates, respectively, for which Wells Fargo Securities and such affiliates have received and expect to receive fees, including having acted as or currently acting as a lender, arranger, bookrunner and administrative agent under a credit facility of GeoResources, a provider of derivatives to GeoResources, ~~a financial advisor to GeoResources in connection with other strategic transactions, a possible book-running or manager role relating to future issuances of Halcón securities,~~ and a lender, documentation agent and syndication agent under a credit facility of Halcón. In connection with the above-referenced services provided to GeoResources, Wells Fargo Securities and its affiliates have received aggregate fees, commissions and underwriting discounts during the two years preceding the date of Wells Fargo Securities’ opinion of approximately $4.6 million (excluding any fees paid or expected to be paid to Wells Fargo Securities for its services as financial advisor in respect of the merger). In connection with the above-referenced services provided to Halcón, Wells Fargo Securities and its affiliates have received aggregate fees, commissions and underwriting discounts during the two years preceding the date of Wells Fargo Securities’ opinion of approximately $2.1 million and expect to receive additional fee income of approximately $200,000 in the near future.

The following shall be added after the last sentence of the paragraph beginning, “In considering the recommendation of the GeoResources board of directors with respect…” on page 88:

Finally, management and the board of directors of GeoResources own approximately 17% of the outstanding shares of GeoResources common stock, and would receive the same per-share merger consideration received by the other GeoResources stockholders for their shares upon consummation of the merger.

Cautionary Statement for Purposes of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995

This additional disclosure contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as “expects”, “believes”, “intends”, “anticipates”, “plans”, “estimates”, “potential”, “possible”, or “probable” or statements that certain actions, events or results “may”, “will”, “should”, or “could” be taken, occur or be achieved. The forward-looking statements include statements about future operations, estimates of reserve and production volumes and the anticipated timing for closing the proposed merger. Forward-looking statements are based on current expectations and assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances. However, whether actual results and developments will conform with expectations is subject to a number of risks and uncertainties, including but not limited to: the possibility that the companies may be unable to obtain stockholder or other approvals required for the transaction or satisfy the other conditions to closing; that problems may arise in the integration of the businesses of the two companies; that the acquisition may involve unexpected costs; the risks of the oil and gas industry (for example, operational risks in exploring for, developing and producing crude oil and natural gas; risks and uncertainties involving geology of oil and gas deposits; the uncertainty of reserve estimates; the uncertainty of estimates and projections relating to future production, costs and expenses; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; health, safety and environmental risks and risks related to weather such as hurricanes and other natural disasters); uncertainties as to the availability and cost of financing; fluctuations in oil and gas prices; inability to integrate and realize expected value from acquisitions on a timely basis, inability of management to execute its plans to meet its goals, shortages of drilling equipment, oil field personnel and services, unavailability of gathering systems, pipelines and processing facilities and the possibility that government policies may change or governmental approvals may be delayed or withheld. Halcón’s annual report on Form 10-K for the year ended December 31, 2011 and GeoResources’ annual report on Form 10-K (as amended by Amendment No. 1 on Form 10-K/A) for the year ended December 31, 2011, recent quarterly reports on Form 10-Q and recent current reports on Form 8-K, and other Securities and Exchange Commission (“SEC”) filings discuss some of the important risk factors identified that may affect the business, results of operations and financial condition. Halcón and GeoResources undertake no obligation to revise or update publicly any forward-looking statements for any reason.

Important Information for Investors and Stockholders

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. The issuance of Halcón common stock in connection with the proposed merger has been submitted to Halcón’s stockholders for their consideration, and the proposed merger has been submitted to stockholders of GeoResources for their consideration. Halcón has filed with the SEC a registration statement on Form S-4 that includes a joint proxy statement/prospectus to be used by Halcón and GeoResources to solicit the required approval of their stockholders in connection with the proposed merger and constituted a prospectus of Halcón, which the SEC has declared effective. Halcón and GeoResources may also file other documents with the SEC concerning the proposed merger. INVESTORS AND SECURITY HOLDERS OF HALCÓN AND GEORESOURCES ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED MERGER AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus and other documents containing important information about Halcón and GeoResources through the website maintained by the SEC at www.sec.gov. You may obtain a free copy of the joint proxy statement/prospectus and other relevant documents filed by Halcón and GeoResources with the SEC at the SEC’s website at www.sec.gov. You may also obtain these documents by contacting Halcón at Halcón Resources Corporation, Attention: Investor Relations, 1000 Louisiana St., Suite 6700, Houston, Texas 77002, (832) 538-0314, or by contacting GeoResources at GeoResources, Inc., Attention: Investor Relations, 110 Cypress Station Drive, Suite 220, Houston, Texas 77090, (281) 377-9716.

Participants in Solicitation

Halcón, GeoResources and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of Halcón and GeoResources in respect of the proposed transaction. Information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the joint proxy statement/prospectus and other relevant materials that may be later filed with the SEC if and when they become available. Investors should read the joint proxy statement/prospectus carefully before making any voting or investment decisions. You may obtain free copies of these documents from Halcón or GeoResources using the sources indicated above.

Contacts:

Halcón Resources Corporation

Scott M. Zuehlke

VP, Investor Relations

(832) 538-0314

GeoResources, Inc.

Quentin Hicks

Director of Acquisitions and Financial Planning

(281) 377-9716